UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2005

G&K Services, Inc.

(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation)

0-4063
(Commission File Number)

41-0449530
(IRS Employer
Identification No.)

5995 Opus Parkway, Minnetonka, Minnesota (Address of principal executive offices)	55343 (Zip Code)

Registrant’s telephone number, including area code: (952) 912-5500

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___   Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

___   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___   Pre-commencement communications pursuant to Rule 13d-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

The information provided in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 30, 2005, G&K Services, Inc. (the “Company”), issued $75 million of floating rate unsecured senior notes (the “Notes”) via a private placement transaction pursuant to a Note Purchase Agreement. The Notes are priced at 0.60% over LIBOR. The $75 million floating rate notes are scheduled to mature on June 30, 2015. There are no principal payments due on the Notes until maturity. Interest payments are reset and paid on a quarterly basis.

The Note Purchase Agreement includes covenants, representations, warranties, and indemnities all of which are customary for this type of debt. The maturity date for the Notes may be accelerated upon the occurrence of various Events of Default, including breaches of the agreement, bankruptcy, and other customary events of default for debt of this type. The Notes contain covenants consistent with the Company’s existing debt arrangements. The Company’s obligations with respect to the Notes are currently guaranteed by its subsidiaries as defined by the Note Purchase Agreement.

The Company entered into this transaction as part of its capital structure objectives. The transaction will provide greater financial flexibility and debt capacity to pursue revenue growth initiatives and acquisition opportunities and will also lower the Company’s overall borrowing costs.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

G&K SERVICES, INC. (Registrant)
Date: July 7, 2005	By:	/s/ Jeffrey L. Wright
		Name:	Jeffrey L. Wright
		Title:	Senior Vice President and Chief Financial Officer